I hereby consent to the use in this Registration Statement on Form S-1of our audit report dated December 18, 2014of Spelzon Corp.

as of and for the period ending July 31, 2014, which appears in such Registration Statement.

I also consent to the references to me under the headings "Expert" and "Selected Financial Data" in such Registration Statement.

Dated:  February 5, 2015

________________________________

David Lee Hillary, Jr.

5797 East 169th Street, Suite 100

Noblesville, IN 46062

317-222-1416

5797 East 169th Street Noblesville, IN 46062          317-222-1416     www.HillaryCPAgroup.com